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                                                             Exhibit 99.11b






CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post-Effective Amendment No. 16 to Registration Statement No. 33-10649 of Prudential Municipal Bond Fund, Inc. of our report dated June 13, 1996, appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus, which is also included in such Registration Statement.

We also consent to the use in Post-Effective Amendment No. 17 to Registration Statement No. 33-10649 of Prudential Municipal Bond Fund, Inc. of our report dated June 13, 1996, incorporated by reference into the Statement of Additional Information, which is included in such Registration Statement and to the references to us under the headings "Financial Highlights" in the Prospectus, which is also incorporated by reference in such Registration Statement.



Deloitte & Touche LLP
New York, New York
July 2, 1997